Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8800 Contact: Roland O. Burns Sr. Vice President and Chief Financial Officer Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2005 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 9, 2005 — Comstock Resources, Inc. (“Comstock” or the “Company”) (NYSE: CRK) today reported financial and operating results for the quarter ended March 31, 2005.

First Quarter 2005 Financial Results

Comstock reported net income of $15.9 million, 43¢ per diluted share, for the three months ended March 31, 2005 as compared to 2004’s first quarter breakeven net income, 0¢ per diluted share. First quarter 2005’s oil and gas sales increased 15% to $69.8 million over 2004’s first quarter sales of $60.8 million. Operating cash flow (before changes in working capital accounts) generated by Comstock in 2005’s first quarter of $46.5 million was 24% higher than 2004’s first quarter cash flow of $37.5 million. EBITDAX or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses was $55.1 million in 2005’s first quarter, a 19% increase over 2004’s first quarter EBITDAX of $46.3 million. The 2005 results include a $3.2 million unrealized loss on the Company’s derivatives held for price risk management. Without the unrealized loss, net income for the first quarter of 2005 would have been approximately $18.0 million, or 48¢ per diluted share. The 2004 results included a charge of $19.6 million ($12.5 million after income taxes) relating to the early retirement of the Company’s 11 1/4% senior notes.

Comstock’s production in the first quarter of 2005 totaled 10.6 billion cubic feet equivalent of natural gas (“Bcfe”), as compared to production of 10.7 Bcfe in the first quarter of 2004. The Company’s realized natural gas price averaged $6.28 per Mcf in 2005’s first quarter as compared to $5.65 per Mcf in 2004’s first quarter. Realized oil prices in the first quarter of 2005 averaged $47.68 per barrel as compared to $34.69 per barrel for 2004.

The 2005 financial results include Comstock’s 59.9% ownership in Bois d’Arc Energy, LLC (NYSE: BDE) which was formed in July 2004 and is engaged in the exploration and production of oil and natural gas in the Gulf of Mexico. Bois d’ Arc Energy recently announced that it had priced its initial public offering of its common stock on May 6, 2005. Bois d’Arc Energy plans to repay the $158.0 million currently outstanding on the credit facility that Comstock is providing Bois d’Arc Energy in connection with the closing of the offering. Comstock owns 29,935,761 shares of Bois d’Arc Energy, which will represent 48.3% of the basic shares that Bois d’Arc Energy will have outstanding upon completion of the offering. If the underwriters exercise the entire over-allotment option, Comstock’s ownership of the basic shares outstanding will be reduced to 46.9%.

First Quarter 2005 Drilling Results

Comstock also announced the results to date of its 2005 drilling program. Twenty-one of the 22 wells drilled in 2005 have been completed as producing wells with only one dry hole for a success rate of 95%. The wells drilled include eight successful offshore wells drilled by Bois d’Arc Energy. Bois d’Arc Energy’s eight successes include four development wells and four exploratory wells. The larger discoveries were at Ship Shoal blocks 92 and 111 and South Pelto 5. Two successful wells at Ship Shoal 92 proved up the “Paddlefish” Prospect. A discovery well drilled at Ship Shoal 111 proved up the “Laker” Prospect. A 15,700 foot deep exploratory well drilled at South Pelto 5 was also successful.

In the first quarter of 2005, Comstock drilled nine wells (6.8 net) in the East Texas and North Louisiana region. All of these wells were successful development wells. These wells have been tested at a per well average rate of 2.4 MMcfe per day. These wells are part of Comstock’s 69 well drilling program planned in this region for 2005. Comstock also drilled five wells in South Texas and in its other regions in the first quarter of 2005. Four of these wells were successful and one was a dry hole. Two of the successful wells have been tested at a per well average rate of 2.3 MMcfe per day. The remaining two are in the process of being completed.

Comstock is currently drilling the BSMC Unit B#1 well to test its “Big Sandy” prospect to the south of the Double A Wells field. This exploratory well is currently drilling at 14,000 feet with the objective of testing a highly prospective lower Woodbine reservoir target. As a result of several problems and difficulties encountered during drilling operations, Comstock expects to now reach total depth on this well in June 2005 at a total estimated cost of approximately $12.0 million.

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas, Louisiana and the Gulf of Mexico. The Company’s stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Oil and gas sales	$69,822	$60,761
Operating expenses:
Oil and gas operating	13,187	12,650
Exploration	2,085	3,382
Depreciation, depletion and amortization	17,353	15,809
General and administrative, net	4,188	3,090

Total operating expenses	36,813	34,931

Income from operations	33,009	25,830
Other income (expenses):
Interest income	748	16
Other income	104	39
Interest expense	(5,798)	(6,265)
Loss from early extinguishment of debt	—	(19,581)
Loss on derivatives	(3,238)	—

Total other expenses	(8,184)	(25,791)

Income before income taxes	24,825	39
Provision for income taxes	(8,937)	(14)

Net income	$15,888	$25

Net income per share:
Basic	$0.45	$0.00

Diluted	$0.43	$0.00

Weighted average common and common stock equivalent shares outstanding:
Basic	34,999	33,843

Diluted	37,356	35,570

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Cash flow from operations:
Net cash provided by operating activities	$39,703	$20,401
Increase (decrease) in accounts receivable	(3,847)	(9,144)
Increase (decrease) in other current assets	970	(870)
Decrease (increase) in accounts payable and accrued expenses	9,712	27,095

Cash flow from operations	$46,538	$37,482

EBITDAX:
Net income	$15,888	$25
Interest expense	5,798	6,265
Loss from early extinguishment of debt	—	19,581
Income tax expense	8,937	14
Depreciation, depletion and amortization	17,353	15,809
Stock-based compensation	1,795	1,222
Exploration expense	2,085	3,382
Loss on derivatives	3,238	—

EBITDAX	$55,094	$46,298

	As of March 31,
	2005	2004
Balance Sheet Data:
Current assets	$53,244	$43,243
Property and equipment, net	857,030	718,786
Other	81,518	8,011

Total assets	$991,792	$770,040

Current liabilities	$58,139	$38,266
Long-term debt	429,000	339,300
Other	123,802	98,475
Stockholders’ equity	380,851	293,999

Total liabilities and stockholders’ equity	$991,792	$770,040

COMSTOCK RESOURCES, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands, except per unit amounts)

For the Three Months ended March 31, 2005

	Comstock	59.9% of
	Resources (1)	Bois d’Arc	Total(2)
Oil production (thousand barrels)	90	210	300
Gas production (million cubic feet — Mmcf)	6,411	2,425	8,836
Total production (Mmcfe)	6,950	3,685	10,635

Oil sales	$4,288	$9,998	$14,286
Gas sales	39,505	16,031	55,536

Total oil and gas sales	$43,793	$26,029	$69,822

Average oil price (per barrel)	$47.81	$47.63	$47.68
Average gas price (per thousand cubic feet — Mcf)	$6.16	$6.61	$6.28
Average price (per Mcf equivalent)	$6.30	$7.06	$6.57
Lifting cost	$8,572	$4,615	$13,187
Lifting cost (per Mcf equivalent)	$1.23	$1.25	$1.24

Acquisition, development and exploration expenditures	$23,588	$22,328	$45,916

(1)	Excludes Bois d’Arc Energy LLC.

(2)	Includes Comstock’s 59.9% share of Bois d’Arc Energy’s production.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS (EXCLUDING BOIS d’ARC ENERGY, LLC)
(In thousands, except per unit amounts)

For the Three Months ended March 31, 2005

	East Texas/
	North	Southeast
	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	18	43	29	90
Gas production (million cubic feet — Mmcf)	2,610	1,857	1,944	6,411
Total production (Mmcfe)	2,718	2,113	2,119	6,950

Oil sales	$833	$2,051	$1,404	$4,288
Gas sales	15,523	11,671	12,311	39,505

Total oil and gas sales	$16,356	$13,722	$13,715	$43,793

Average oil price (per barrel)	$47.60	$47.70	$48.41	$47.81
Average gas price (per thousand cubic feet — Mcf)	$5.95	$6.29	$6.33	$6.16
Average price (per Mcf equivalent)	$6.02	$6.49	$6.47	$6.30
Lifting cost	$3,583	$2,100	$2,889	$8,572
Lifting cost (per Mcf equivalent)	$1.32	$0.99	$1.36	$1.23

Acquisition, development and exploration expenditures	$11,572	$7,259	$4,757	$23,588